Exhibit 3.2
AMENDED AND RESTATED BYLAWS
OF
LINCOLN BANCORP
(hereinafter referred to as “Corporation”)
ARTICLE I
Offices
The principal office of the Corporation shall be located at any place, either within or without the State of Iowa, as designated in the Corporation’s most current Biennial Report filed with the Iowa Secretary of State. The Corporation may have such other offices, either within or without the State of Iowa, as the Board of Directors may designate or as the business of the Corporation may require from time to time.
The registered office of the Corporation required by the Iowa Business Corporation Act to be continuously maintained in the State of Iowa may be, but need not be, the same as its principal office in the State of Iowa, and the address of the registered office may be changed from time to time by the Board of Directors in accordance with the Iowa Business Corporation Act.
ARTICLE II
Shareholders
Section 2.1    Annual Meeting. The annual meeting of the shareholders, for the election of directors and for the transaction of such other business as may properly come before the meeting, shall be held at such date, time and place as the Board of Directors shall determine from time to time and set forth in the notice of meeting. If the election of directors shall not be held on the day designated for the annual meeting of the shareholders, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of the shareholders as soon thereafter as may be convenient.
Section 2.2    Special Meetings. Special meetings of the shareholders, for any purpose or purposes, unless otherwise provided by law, may be called by the Chairman of the Board, Chief Executive Officer or President or by shareholders entitled to cast at least twenty-five percent (25%) of all the votes entitled to be cast on any issue proposed to be considered at the meeting. Such written demand shall state the purpose or purposes for which such meeting is to be called, and no business other than that so specified in such demand shall be considered at any special meeting.
Section 2.3    Place of Shareholders’ Meetings. The Board of Directors may designate any place, either within or without the State of Iowa, as the place of meeting for any annual meeting or special meeting, or a meeting can be held virtually with no designated physical location. The Board of Directors, in its sole discretion, and subject to such guidelines and procedures as the Board of Directors may adopt, may allow shareholders and proxyholders not physically present at a meeting of shareholders to participate in a meeting of the shareholders and be deemed present in person and vote at a meeting of shareholders, whether such meeting is to be held at a designated place or solely by means of remote communication or both. The Corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communications is a shareholder or proxyholder; provide such shareholders and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the shareholders, including an opportunity to read or hear the proceedings of the meetings substantially concurrently with such proceedings; and if any shareholder or proxyholder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the Corporation.
Section 2.4    Notice of Meetings. Written notice stating the date, time and place of each annual and special shareholders’ meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given or sent to each shareholder of record entitled to vote at such meeting, by any means of delivery, not less than ten (10) nor more than sixty (60) days before the date of the meeting. Notice can be given in person, by mail or by electronic transmission, if it is retrievable in perceivable form and the Corporation and the shareholder have consented in writing to use this form of electronic communication. The notice must include the record date for determining the shareholders entitled to vote at the meeting, if such date is different than the record date for determining the shareholders entitled to notice of the meeting. If participation by remote communication is allowed, the notice must also describe the means of remote communication to be used. If mailed postpaid and correctly addressed to the shareholder’s address as shown in the Corporation’s current record of shareholders, such notice will be effective upon deposit in the United States mail. If electronically transmitted, such notice will be effective when electronically transmitted to the shareholder in a manner authorized by the shareholder.
Without limiting the manner by which notice otherwise may be given effectively to shareholders, any notice to shareholders given by the Corporation under any provision of the Iowa Business Corporation Act, the Articles of Incorporation or these bylaws shall be effective if given by a form of electronic transmission consented to by the shareholder to whom notice is given and shall be deemed delivered immediately upon electronic transmission of such notice. Any such consent shall be revocable by the shareholder by written notice to the Corporation or as otherwise provided by law. Any such consent shall be deemed revoked if the Corporation is unable to deliver by electronic transmission two consecutive notices given by the Corporation in accordance with such consent and such inability becomes known to the Secretary or an Assistant Secretary of the Corporation or to the transfer agent, or other person responsible for the giving of notice; provided, however, the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action. “Electronic transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved, and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.
Section 2.5    Waiver of Notice and Waiver of Objections.
(A)    A written waiver of notice of any meeting of the shareholders signed by a shareholder entitled to such notice, whether before or after the date and time stated in such notice for the holding of such meeting, shall be equivalent to the giving of such notice to such shareholder in due time as required by law and these bylaws. Any such waiver shall be delivered to the Corporation for inclusion in the minutes or filing with the corporate records.
(B)    A shareholder’s attendance at any shareholders’ meeting, in person or by proxy, waives (i) objection to lack of notice of such meeting and irregularities in any notice given, unless the shareholder at the beginning of the meeting or promptly upon the shareholder’s arrival objects to holding the meeting or transacting business at the meeting, and (ii) objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the shareholder objects to considering the matter when it is presented.
Section 2.6    Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or shareholders entitled to receive a distribution, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors may fix a future date, not more than seventy (70) days before the meeting or action requiring such determination of shareholders, as the record date, and, in case of a meeting of shareholders, not less than ten (10) days before the date of such meeting. If no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a distribution, the date on which notice of the meeting is mailed or the date of action by the Board of Directors declaring such distribution is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this Section 2.6, such determination shall apply to any adjournment thereof, unless the Board of Directors fixes a new record date, which it must do if the meeting is adjourned to a new date more than one hundred twenty (120) days after the date fixed for the original meeting.
Section 2.7    Shareholders’ List. After fixing a record date for a meeting, the Secretary shall prepare an alphabetical list of the names of all shareholders who are entitled to notice of and to vote at the shareholders’ meeting. The list must be arranged by voting group and within each voting group by class or series of shares, and show the address of and number of shares held by each shareholder. The shareholders’ list must be available for inspection by any shareholder at the Corporation’s principal office at such shareholder’s expense or at a place identified in the meeting notice in the city where the meeting will be held beginning two business days after notice of the meeting is given and continuing through the meeting. The Corporation shall make the shareholders’ list available at the meeting, and any shareholder, or a shareholder’s agent or attorney, is entitled to inspect the list at any time during the meeting or any adjournment thereof.
Section 2.8    Quorum.
(A)    A majority of the votes entitled to be cast on a matter by a voting group, represented in person or by proxy, constitutes a quorum of that voting group for action on that matter. If less than a majority of such votes are represented at a meeting, a majority of the votes so represented may adjourn the meeting from time to time.

(B)    When a meeting is adjourned to a different date, time or place, notice need not be given if the new date, time or place is announced at the meeting before adjournment; provided, however, that if the date of any adjourned meeting is more than one hundred twenty (120) days after the date fixed for the original meeting, or if a new record date is fixed for the adjourned meeting, notice of the adjourned meeting must be given in conformity with these bylaws. At such adjourned meeting at which there is a quorum, any business may be transacted which might have been transacted at the meeting as originally notified.
(C)    The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of votes entitled to be cast leaving less than a quorum.
Section 2.9    Conduct of the Meeting.
(A)    At each meeting of shareholders, a Chairperson shall preside. The Chairperson shall be appointed by the Board of Directors.
(B)    The Chairperson shall determine the order of business and shall have the authority to establish rules for the conduct of the meeting. Any rules adopted for, and the conduct of, the meeting shall be fair to the shareholders.
Section 2.10    Proxies. At all meetings of shareholders, a shareholder entitled to vote may vote either in person or by proxy appointed in writing or by electronic transmission by the shareholder or by the shareholder’s agent or attorney-in-fact. An electronic transmission must contain or be accompanied by information from which it can be determined that the shareholder or the shareholder’s agent or attorney-in-fact authorized the electronic transmission. Such appointment of a proxy is effective when received by the officer or agent of the Corporation authorized to tabulate votes, before or at the time of the meeting. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the appointment. An appointment of a proxy is revocable unless the appointment form or electronic transmission states that it is irrevocable and the appointment is coupled with an interest.
Section 2.11    Voting of Shares.
(A)    Except as otherwise provided by law or the Articles of Incorporation, each outstanding share regardless of class shall be entitled to one vote on each matter submitted to a vote at a shareholders’ meeting. Shareholders do not have the right to cumulate their votes for directors unless the Articles of Incorporation so provide.
(B)    If a quorum exists, action on a matter by a voting group is approved if the votes cast within the voting group favoring the action exceed the votes cast opposing the action, unless the Articles of Incorporation or the Iowa Business Corporation Act provide otherwise. Unless otherwise provided by the Articles of Incorporation or these bylaws, the vote required for election of a director by the shareholders shall, except in a contested election, be the affirmative vote of a majority of the votes cast in favor of or against the election of a nominee at a meeting of shareholders. In a contested election, directors shall be elected by a plurality of the votes cast at a meeting of shareholders by the holders of shares entitled to vote in the election. An election shall be considered contested if, as of the record date, there are more nominees for election than positions on the board of directors to be filled by election at the meeting.
Section 2.12    Voting of Shares by Certain Shareholders.
(A)    Absent special circumstances, the shares of the Corporation are not entitled to vote if they are treasury shares or if they are owned, directly or indirectly, by a second corporation, and the Corporation owns, directly or indirectly, a majority of the shares entitled to vote for directors of the second corporation. The foregoing does not limit the power of the Corporation to vote any shares, including its own shares, held by it in a fiduciary capacity.
(B)    Shares standing in the name of another corporation may be voted by such officer, agent or proxy as the bylaws of such corporation may prescribe, or, in the absence of such provision, as the board of directors of such corporation may determine. Shares held by an administrator, executor, guardian or conservator may be voted by such fiduciary, either in person or by proxy, without a transfer of such shares into such fiduciary’s name. Shares standing in the name of a trustee may be voted by such trustee, either in person or by proxy, but no trustee shall be entitled to vote such shares without a transfer of such shares into the trustee’s name. Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into the receiver’s name if authority to do so is contained in an appropriate order of the court by which such receiver was appointed. A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter, the pledgee shall be entitled to vote the shares so transferred.
Section 2.13    Action Without Meeting. Any action required or permitted to be taken at a shareholders’ meeting may be taken without a meeting or vote, if one or more written consents describing the action taken are signed by the shareholders of outstanding shares having not less than ninety percent (90%) of the votes entitled to be cast at a meeting at which all shares entitled to vote on the action were present and voted, and are delivered to the Corporation for inclusion in the minutes or filing with the corporate records. To be effective, valid written consents from a sufficient number of shareholders must be obtained within 60 days of the earliest dated consent. A shareholder may revoke a consent by delivering to the Corporation a revocation signed by the shareholder prior to the receipt by the Corporation of sufficient written consents to take the corporate action. If not otherwise fixed by law or in accordance with these bylaws, the record date for determining shareholders entitled to take action without a meeting is the date the first shareholder signs such a written consent.
Section 2.14    Voting Group. The term “voting group” means all shares of one or more classes or series that under the Articles of Incorporation or the Iowa Business Corporation Act are entitled to vote and be counted together collectively on a matter at a meeting of shareholders. All shares entitled by the Articles of Incorporation or the Iowa Business Corporation Act to vote generally on a matter are, for that purpose, a single voting group.

Section 2.15    Facsimile and Electronic Signatures. Facsimile and electronic signatures of any shareholder may be used whenever as authorized by the Board of Directors or a committee thereof. An “electronic signature” is any electronic symbol or process attached to or logically associated with a document sent by electronic transmission and executed or adopted by a person with such intent to sign such document. “Electronic signature” includes: (i) a unique password or unique identification assigned to a person by the Corporation; (ii) a person’s typed name attached to or part of an electronic transmission sent by or from a source authorized by such person such as an e-mail address provided by such person as that person’s e-mail address; (iii) a person’s facsimile signature; and (iv) any other form of electronic signature approved by the Board of Directors.
Section 2.16    Notice of Shareholder Proposals. At an annual meeting of the shareholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (iii) a proper matter for shareholder action that has been properly brought before the meeting by a shareholder who complies with the notice procedures set forth in this Section and who is a shareholder of record on the date of the giving of notice provided for in this Section 2.16 and on the record date for the determination of shareholders entitled to vote at such annual meeting and on the date of the meeting. For such business to be considered properly brought before the meeting by a shareholder, such shareholder must, in addition to any other applicable requirements, have given timely notice in proper form of such shareholder’s intent to bring such business before such meeting. To be timely given, a shareholder’s notice must be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation not later than the close of business on the ninetieth (90th) day, nor earlier than the close of business on the one hundred twentieth (120th) day, prior to the anniversary date of the immediately preceding year's annual meeting; provided, however, that in the event that the annual meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the shareholder to be timely must be so delivered not later than the close of business on the tenth (10th) day following the date on which such notice of the date of the meeting was mailed or public disclosure of the date of the meeting was made, whichever occurs first. To be in proper form, a shareholder’s notice to the Secretary shall be in writing and shall set forth: (a) the name and record address of the shareholder who intends to propose the business and the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such shareholder; (b) a representation that the shareholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to introduce the business specified in the notice; (c) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting; (d) any material interest of the shareholder in such business; and (e) any other information that is required to be provided by the shareholder under Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In addition to being timely, a shareholder’s notice shall promptly update and supplement any information previously provided to the Corporation under this Section 2.16, if necessary, so that the information provided or required to be provided shall be continue to be true and complete as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to the Secretary at the registered office of the Corporation not later than five (5) business days prior to the date for the meeting or the applicable adjournment or postponement thereof in the case of an adjourned or postponed meeting.
Notwithstanding the foregoing, in order to include information with respect to a shareholder proposal in the proxy statement and form of proxy for a shareholder’s meeting, shareholders must provide notice as required by, and otherwise comply with the requirements of, the Exchange Act and the regulations promulgated thereunder. No business shall be conducted at the annual meeting except business brought before the annual meeting in accordance with the procedures set forth in this Section. The Chairperson of the meeting may refuse to acknowledge the proposal of any business not made in compliance with the foregoing procedure. In addition, if the shareholder (or a qualified representative of the shareholder) does not appear at the meeting of shareholders to present a nomination or proposal, such nomination or proposal shall be disregarded, notwithstanding that proxies in respect of such vote may have been received by the Corporation. Except as required by law, nothing in this Section shall obligate the Corporation or the Board of Directors to include in any proxy statement or other shareholder communication distributed on behalf of the Corporation or the Board of Directors information with respect to any proposal submitted by a shareholder.
Section 2.17    Nominations for Directors. Subject to the rights granted to a particular class or series of stock, nominations for the election of directors may be made (i) by or at the direction of the Board of Directors or (ii) by any shareholder entitled to vote for the election of directors who complies with the procedures set forth in this Section. In addition to any other applicable requirements, all nominations by shareholders must be given in a timely manner in proper written form to the Secretary. To be timely given, a shareholder’s notice must be delivered to, or mailed and received by, to the Secretary at the registered office of the Corporation, in the case of an annual meeting, in accordance with the provisions set forth in Section 2.16, and, in the case of a special meeting of shareholders called for the purpose of electing directors, not later than the close of business on the tenth (10th) day following the day on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made, whichever occurs first. To be in proper written form, the shareholder’s notice must set forth in writing as to each person whom the shareholder proposes to nominate for election as a director (a) the name, age, business address and residence address of the person, (b) the principal occupation or employment of the person, (c) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by the person, (d) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the shareholder, and (e) any other information relating to such person that is required to be disclosed in solicitations of proxies for elections of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including without limitation such person's written consent to being named in the proxy statement, if any, as a nominee and to serving as a director if elected). The shareholder’s notice must also contain as to such shareholder giving notice the information required to be provided under Section 2.16. No person shall be eligible for election as a director unless nominated in accordance with the procedures set forth in these bylaws. The presiding officer of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedures. Except as required by law, nothing in this Section shall obligate the Corporation or the Board of Directors to include in any proxy statement or other shareholder communication distributed on behalf of the Corporation or the Board of Directors information with respect to any nominee for director submitted by a shareholder.
ARTICLE III
Board of Directors
Section 3.1    General Powers. The business and affairs of the Corporation shall be managed by or under the direction of its Board of Directors.
Section 3.2    Number, Tenure and Qualifications. The Board of Directors of the Corporation shall consist of no fewer than five (5) directors and no more than fourteen (14) directors, with such number determined from time to time by a majority of the directors. Directors need not be residents of the State of Iowa or officers or employees of the Corporation.
Section 3.3    Chairperson; Vice-Chairperson. The Board of Directors may appoint a director as Chairperson or Vice-Chairperson from time to time. Any Chairperson or Vice-Chairperson shall have the duties set forth in Section 3.9 of these bylaws, and shall have such other duties and responsibilities as may be assigned by the Board of Directors from time to time. Any Chairperson or Vice-Chairperson may be removed, with or without cause, by the Board of Directors. If the Chairperson is unable to serve his or her full term, the Vice-Chairperson will become the Interim Chairperson until the position may be filled by the Board of Directors. The officers of the Board of Directors shall be nominated by the Governance Committee and appointed annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of the shareholders. If the appointment of officers shall not be made at such meeting, such appointment shall be made as soon thereafter as may be convenient. Vacancies may be filled or new positions created and filled at any meeting of the Board of Directors.
Section 3.4    Annual Meeting. Immediately after the final adjournment of each annual meeting of the shareholders for the election of directors, the Board of Directors shall meet, at the same place where said meeting of shareholders finally adjourned, for the election of officers and the transaction of other business. Notice of such meeting need not be given. Such meeting may be held at any other time or place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors or in a consent and waiver of notice thereof signed by all the directors, at which meeting the same matters shall be acted upon as is above provided.
Section 3.5    Regular Meetings. Regular meetings of the Board of Directors shall be held at such place and at such times as the Board of Directors shall by resolution fix and determine from time to time. No notice shall be required for any such regular meeting of the Board.

Section 3.6    Special Meetings; Notice.
(A)    Special meetings of the Board of Directors may be called by or at the request of the Chairman of the Board or the Chief Executive Officer.
(B)    Notice of any special meeting shall be delivered to each director at least twenty-four (24) hours before the date on which the meeting is to be held, in person; by mail or other method of delivery; or by telephone, voice mail, electronic mail or transmission or other electronic means reasonable under the circumstances. If notice is in the form of an electronic transmission it must be retrievable in perceivable form and the Corporation and the director must have consented in writing to use this form of electronic communication. Each notice shall state the date, time and place of the meeting. The notice need not describe the purpose of the meeting.
Section 3.7    Waiver of Notice. A director may waive any notice of any meeting before or after the date and time of the meeting. To be valid the waiver must be in writing, signed by the director entitled to the notice or consented to by electronic transmission, and filed with the minutes or corporate records. A director’s attendance at or participation in a meeting waives any required notice to that director of the meeting unless the director at the beginning of the meeting or promptly upon the director’s arrival objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.
Section 3.8    Director’s Assent Presumed. A director of the Corporation who is present at a meeting of the Board of Directors when corporate action is taken is deemed to have assented to the action taken unless the director objects at the beginning of the meeting or promptly upon the director’s arrival to holding the meeting or transacting business at the meeting, the director’s dissent or abstention from the action taken is entered in the minutes of the meeting or the director delivers written notice of the director’s dissent or abstention to the presiding officer of the meeting before its adjournment or to the Corporation immediately after the adjournment of the meeting. Such right to dissent or abstention is not available to a director who voted in favor of the action taken.
Section 3.9    Order of Business.
(A)    At meetings of the Board of Directors, business shall be transacted in such order as, from time to time, the Board of Directors may determine by resolution.
(B)    At each meeting of the Board of Directors, the Chairperson or, in his or her absence, Vice Chairperson, or, in their absence, the Chief Executive Officer, or, in their absence, the President, or, in their absence, the most senior Vice President present, or, otherwise, the person designated by the vote of a majority of the directors present shall preside.
Section 3.10    Quorum and Manner of Acting. A majority of the number of directors then holding office shall constitute a quorum for the transaction of business; but, if at any meeting of the Board of Directors there is less than a quorum present, a majority of the directors present may adjourn the meeting from time to time until a quorum shall be present. Notice of any adjourned meeting need not be given. At all meetings of directors, a quorum being present, the act of the majority of the directors present at the meeting shall be the act of the Board of Directors.
Section 3.11    Resignation. A director of the Corporation may resign at any time by delivering written notice of resignation to the Board of Directors, its Chairperson or the Corporation. The resignation is effective when delivered unless the notice specifies a later effective time. A vacancy shall be deemed to exist at the time a resignation is tendered, and the Board of Directors may, then or thereafter, elect a successor to take office when the resignation by its terms becomes effective.
Section 3.12    Removal by Shareholders. A director may be removed, only for cause, by the shareholders only at a meeting called for that purpose in the manner prescribed by law. As used herein, “for cause” means either (i) conviction of a felony by a court of competent jurisdiction and such conviction is no longer subject to direct appeal or (ii) adjudication for gross negligence or dishonest conduct in the performance of a director’s duty to this Corporation by a court of competent jurisdiction and such adjudication is no longer subject to direct appeal.
Section 3.13    Vacancies. Any vacancy occurring on the Board of Directors, including a vacancy resulting from an increase in the number of directors, may be filled by the affirmative vote of a majority of the directors then in office, or, if the directors remaining in office constitute fewer than a quorum of the Board of Directors, by the affirmative vote of a majority of all such directors remaining in office. A director elected to fill a vacancy shall be elected to serve only until the next election of directors by the shareholders.
Section 3.14    Compensation. The Board of Directors, by the affirmative vote of a majority of directors then in office, and irrespective of any personal interest of any of its members, shall have authority to establish reasonable compensation of all directors for services to the Corporation as directors, officers or otherwise. By resolution of the Board of Directors the directors may be paid their expenses, if any, of attendance at each meeting of the Board. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.
Section 3.15    Action Without Meeting. Any action required or permitted to be taken by the Board of Directors may be taken without a meeting if each director signs, or consents to by electronic transmission, a valid written consent, describing the action to be taken. Action taken without a meeting is effective when consents signed by all the directors are delivered to the Corporation unless the consent specifies a different effective time. A director may revoke a consent by delivering to the Corporation a revocation signed by the director, prior to the receipt by the Corporation of valid written consents signed by all the directors.
Section 3.16    Conference Telephone Meetings. The Board of Directors may meet via conference telephone or similar means of communications by which all directors participating in the meeting can simultaneously hear each other. Participation in a meeting pursuant to this section shall constitute presence in person at such meeting.

Section 3.17    Committees.
(A)    The Board of Directors, by resolution adopted by a majority of the number of directors then in office, may establish one or more committees and appoint one (1) or more members of the Board of Directors to serve on any committee. Each such committee shall have the powers and duties delegated to it by the Board of Directors.
(B)    A committee of the Board of Directors shall not: (i) authorize or approve distributions, except according to formula or method, or within limits, prescribed by the Board of Directors; (ii) approve or propose to shareholders of the Corporation action that the law requires be approved by shareholders; or (iii) fill vacancies on the Board of Directors of the Corporation or on any of its committees.
(C)    Sections 3.5 - 3.8, 3.10, 3.15 and 3.16 of these bylaws apply both to committees of the Board of Directors and their members.
Section 3.18    Facsimile and Electronic Signatures. Facsimile and electronic signatures of any director of the Corporation may be used whenever as authorized by the Board of Directors or a committee thereof. An “electronic signature” is any electronic symbol or process attached to or logically associated with a document sent by electronic transmission and executed or adopted by a person with such intent to sign such document. “Electronic signature” includes: (i) a unique password or unique identification assigned to a person by the Corporation; (ii) a person’s typed name attached to or part of an electronic transmission sent by or from a source authorized by such person such as an e-mail address provided by such person as that person’s e-mail address; (iii) a person’s facsimile signature; and (iv) any other form of electronic signature approved by the Board of Directors.
ARTICLE IV
Officers
Section 4.1    Designated Officers. The officers of the Corporation shall be a Chief Executive Officer, a President, one or more Vice Presidents, a Secretary and a Treasurer, each of whom shall be appointed by the Board of Directors. Such other officers, assistant officers and acting officers as may be deemed necessary may be appointed by the Board of Directors. Any two (2) or more offices may be held by the same individual. In its discretion, the Board of Directors may delegate the powers or duties of any officer to any other officer or agent, notwithstanding any provision of these bylaws.
Section 4.2    Election and Term of Office. The officers of the Corporation shall be nominated by the Governance Committee and appointed annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of the shareholders. If the appointment of officers shall not be made at such meeting, such appointment shall be made as soon thereafter as may be convenient. Each officer shall hold office until his or her successor shall have been duly elected and shall have qualified or until his or her death or until he or she shall resign or shall have been removed in the manner hereinafter provided. Vacancies may be filled or new offices created and filled at any meeting of the Board of Directors. Appointment of an officer shall not of itself create contract rights.
Section 4.3    Resignation. Any officer may resign at any time by delivering written notice of resignation to the Corporation. The resignation is effective when delivered unless the notice specifies a later effective time. An officer’s resignation does not affect the Corporation’s contract rights, if any, with the officer.
Section 4.4    Removal. Any officer may be removed, with or without cause, by the Board of Directors, but such removal shall be without prejudice to the contract rights, if any, of the officer so removed. Officers appointed in accordance with the provisions of Sections 4.10 and 4.11 may be removed by any superior officer upon whom the power to appoint shall have been conferred by the Board of Directors.
Section 4.5    Chief Executive Officer. The Chief Executive Officer shall, in the absence of the Chairman of the Board and any Vice Chairmen at such time or their inability or refusal to act, preside at all meetings of the shareholders and of the Board of Directors. The Chief Executive Officer shall be the principal executive officer of the Corporation and, subject to the general powers of the Board of Directors, shall have the responsibility for the general management and control of the business and affairs of the Corporation. The Chief Executive Officer may sign, with the Treasurer, any Assistant Treasurer, or any other officer of the Corporation authorized by the Board of Directors, certificates for shares of the Corporation, the issuance of which shall have been authorized by resolution of the Board of Directors, and any deeds, mortgages, bonds, contracts or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these bylaws to some other officer or agent of the Corporation, or shall be required by law to be otherwise signed or executed. The Chief Executive Officer shall in general perform all duties incident to the office of the Chief Executive Officer and such other duties as from time to time may be assigned by the Board of Directors or prescribed by the bylaws.
Section 4.6    The President. The President shall, subject to the discretion of the Chief Executive Officer, in general assist in the management of the business and affairs of the Corporation. The President may sign, with the Treasurer, any Assistant Treasurer, or any other officer of the Corporation authorized by the Board of Directors, certificates for shares of the Corporation, the issuance of which shall have been authorized by resolution of the Board of Directors, and any deeds, mortgages, bonds, contracts or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these bylaws to some other officer or agent of the Corporation, or shall be required by law to be otherwise signed or executed. The President shall in general perform all duties incident to the office of President and such other duties as from time to time may be assigned by the Board of Directors or prescribed by the bylaws.
Section 4.7    Vice Presidents. The Vice President or Vice Presidents shall perform such duties as from time to time may be assigned to him or her by the Board of Directors, Chief

Executive Officer and/or President. Any Vice President may sign, with the Treasurer, any Assistant Treasurer or any other officer of the Corporation authorized by the Board of Directors, certificates for shares of the Corporation, the issuance of which shall have been authorized by resolution of the Board of Directors or as prescribed by the bylaws.
Section 4.8    The Secretary. The Secretary shall: (a) keep the minutes of the shareholders’ and Board of Directors’ meetings in one or more books provided for that purpose; (b) maintain and authenticate records of the Corporation required to be kept by law and attend to delivering all notices of the Corporation in accordance with the provisions of these bylaws or as required by law; (c) be custodian of the corporate records; (d) maintain a record of the shareholders of the Corporation, their post office addresses as furnished by each such shareholder, and the number of shares of each class of shares held by them respectively, and prepare the shareholders’ list as required by Section 2.7 of these bylaws; (e) have general charge of the share records of the Corporation; and (f) in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned by the Chief Executive Officer, President or by the Board of Directors or prescribed by the bylaws.
Section 4.9    The Treasurer. The Treasurer: (a) shall have charge and custody of and be responsible for all funds and securities of the Corporation; (b) shall keep full and accurate records and accounts in books belonging to the Corporation, showing the transactions of the Corporation, its accounts, liabilities and financial condition and see that all expenditures are duly authorized and are evidenced by proper receipts and vouchers; (c) shall deposit in the name of the Corporation in such depository or depositories as are approved by the Board of Directors, all moneys that may come into the Treasurer’s hands for the Corporation’s account; (d) shall render an account of the financial condition of the Corporation at least annually; (e) may, with the Chief Executive Officer, President or a Vice President, sign certificates for shares of the Corporation, the issuance of which shall have been authorized by resolution of the Board of Directors; and (f) in general perform all duties incident to the office of Treasurer and such other duties as from time to time may be assigned by the Chief Executive Officer, President or by the Board of Directors or prescribed by the bylaws.
Section 4.10    Assistant Secretaries and Assistant Treasurers. There shall be such number of Assistant Secretaries and Assistant Treasurers as the Board of Directors may from time to time authorize and appoint. The Assistant Secretaries and Assistant Treasurers, in general, shall perform such duties as shall be assigned to them by the Secretary or the Treasurer, respectively, or by the Chief Executive Officer, President or the Board of Directors and any Assistant Treasurer may, with the Chief Executive Officer, President or a Vice President, sign certificates for shares of the Corporation, the issuance of which shall have been authorized by a resolution of the Board of Directors.
Section 4.11    Other Assistants and Acting Officers. The Board of Directors shall have the power to appoint any individual to act as assistant to any other officer, or to perform the duties of any other officer whenever for any reason it is impracticable for such officer to act personally, and such assistant or acting officer so appointed by the Board of Directors shall have the power to perform all the duties of the office to which such individual is so appointed to be assistant, or as to which such individual is so appointed to act, except as such power may be otherwise defined or restricted by the Board of Directors.
Section 4.12    Salaries. The salaries of the officers shall be fixed from time to time by the Board of Directors, and no officer shall be prevented from receiving such salary by reason of the fact that such officer is also a director of the Corporation.
Section 4.13    Facsimile and Electronic Signatures. Facsimile and electronic signatures of any officer or officers of the Corporation may be used whenever as authorized by the Board of Directors or a committee thereof. An “electronic signature” is any electronic symbol or process attached to or logically associated with a document sent by electronic transmission and executed or adopted by a person with such intent to sign such document. “Electronic signature” includes: (i) a unique password or unique identification assigned to a person by the Corporation; (ii) a person’s typed name attached to or part of an electronic transmission sent by or from a source authorized by such person such as an e-mail address provided by such person as that person’s e-mail address; (iii) a person’s facsimile signature; and (iv) any other form of electronic signature approved by the Board of Directors.
ARTICLE V
Contracts, Loans, Checks and Deposits
Section 5.1    Contracts. The Board of Directors may authorize any officer or agent to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation and such authority may be general or confined to specific instances.
Section 5.2    Loans. No loans shall be contracted on behalf of the Corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.
Section 5.3    Checks, Drafts, etc. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or agent of the Corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.
Section 5.4    Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trusts companies or other depositories as the Board of Directors may select.
ARTICLE VI
Certificates for Shares, Their Issuance and Transfer
Section 6.1    Consideration for Shares. The Board of Directors may authorize shares to be issued for consideration consisting of any tangible or intangible property or benefit to the Corporation, including cash, promissory notes, services performed, contracts for services to be performed, or other securities of the Corporation. Before the Corporation issues shares, the

Board of Directors must determine that the consideration received or to be received for shares to be issued is adequate.
Section 6.2    Certificates for Shares. Every shareholder of the Corporation shall be entitled to a certificate, or certificates, in such form as the Board of Directors shall prescribe, certifying the number and class of shares of the Corporation owned; provided, however, that the Board of Directors of the Corporation may permit or require by resolution some or all of any class or series to be uncertificated shares. No certificate shall be issued for any share until such share is fully paid.
Section 6.3    Execution of Certificates. The certificates for shares of stock shall be numbered in the order in which they shall be issued and shall be signed by the Chief Executive Officer, President or a Vice President and the Treasurer or an Assistant Treasurer or any other officer of the Corporation authorized by the Board of Directors. The signatures of persons signing for the Corporation upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent, or registered by a registrar, other than the Corporation itself or an employee of the Corporation. In case any officer or other authorized person who has signed or whose facsimile signature has been placed upon such certificate for the Corporation shall have ceased to be such officer or employee or agent before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer or employee or agent at the date of its issue.
Section 6.4    Share Record. A record shall be kept by the Secretary, or by any other officer, employee or agent designated by the Board of Directors of the names and address of all shareholders and the number and class of shares held by each represented by such certificates and the respective dates thereof and in case of cancellation, the respective dates of cancellation. Said record shall be kept at the registered office or principal place of business of the Corporation.
Section 6.5    Cancellation. Every certificate surrendered to the Corporation for exchange or transfer shall be canceled, and no new certificate or certificates shall be issued in exchange for any existing certificate until such existing certificate shall have been so canceled, except as provided in Section 6.8 of these bylaws.
Section 6.6    Transfers of Shares. Stock of the Corporation shall be transferable in the manner prescribed by applicable law and in these bylaws. Transfers of stock shall be made on the books of the Corporation, and in the case of certificated shares of stock, only by the person named in the certificate or by such person’s attorney lawfully constituted in writing and upon the surrender of the certificate therefor, properly endorsed for transfer and payment of all necessary transfer taxes; or, in the case of uncertificated shares of stock, upon receipt of proper transfer instructions from the registered holder of the shares or by such person’s attorney lawfully constituted in writing, and upon payment of all necessary transfer taxes and compliance with appropriate procedures for transferring shares in uncertificated form; provided, however, that such surrender and endorsement, compliance or payment of taxes shall not be required in any case in which the officers of the Corporation shall determine to waive such requirement. No transfer of stock shall be valid as against the Corporation for any purpose until it shall have been entered in the stock records of the Corporation by an entry showing from and to whom transferred. Except as otherwise provided by law, the person in whose name shares stand on the books of the Corporation shall be deemed the owner thereof for all purposes as regards the Corporation.
Section 6.7    Regulations. The Board of Directors may make such other rules and regulations as it may deem expedient, not inconsistent with law, concerning the issue, transfer and registration of shares of the Corporation.
Section 6.8    Lost, Destroyed, or Mutilated Certificates. In the event of the loss, theft or destruction of any certificate for shares, another certificate may be issued in its place pursuant to such regulations as the Board of Directors may establish concerning proof of such loss, theft or destruction and concerning the giving of a satisfactory bond or indemnity.
Section 6.9    General Restriction on Transfer of Shares. Except as otherwise provided in this Article VI, no share or shares of stock of the Corporation shall be sold, given, assigned, bequeathed or otherwise transferred, voluntarily or involuntarily, by any shareholder, his or her executor, administrator, trustee in bankruptcy, receiver or other legal representative, or by any other person owning or holding any share or shares of stock of the Corporation, nor shall any share or shares of stock of the Corporation be sold or otherwise transferred by operation or any act or process of law or equity, to any person, firm or corporation whomsoever, including any shareholder of the Corporation, unless and until such share or shares of stock shall first have been offered for sale to the Corporation in the manner and upon the terms and conditions hereinafter provided. This general restriction shall not apply to a transfer, by whatever means, to a spouse, or lineal descendent of the shareholder, or to a trust or to a court-appointed fiduciary for the benefit of such persons.
Section 6.10    Recognition of Transferees. Any person becoming the owner or holder of any share or shares of stock of the Corporation by purchase, gift, assignment, bequest or other transfer, or by distribution of the estate of a decedent, bankrupt or of an insolvent, however liquidation of the estate of the latter be made, or by purchase upon foreclosure of a pledge or hypothecation, whether pursuant to sale or otherwise, or by purchase at execution or other judicial sale, or by operation of any act or process of law or equity, which were not first offered for sale to the Corporation before such acquisition under the circumstances and in the manner and upon the terms and conditions hereinbefore and hereinafter provided, shall first be required to offer the same for sale to the Corporation in the manner and upon the terms and conditions hereinafter provided.
Section 6.11    Voluntary Transfers - Offer for Sale to Corporation. Any shareholder who desires to sell or otherwise transfer any or all of his shares of stock of the Corporation shall first offer the same for sale to the Corporation by giving to the Corporation written notice, delivered to the President or Secretary of the Corporation, designating (1) the number of shares of stock proposed to be sold or otherwise transferred, or the number of shares received and the consideration exchanged therefore by the present holder without the same having first been offered and the price to be paid therefore per share or consideration for sale pursuant to a bona fide offer as provided herein, as the case may be, and (2) the number of the certificate or certificates therefore and (3) the name of the proposed transferee or, in the case of shares received without having first been offered for sale as provided herein, the consideration in exchange therefore.
Section 6.12    Voluntary Transfers - Acceptance of Offer by Corporation. The Board of Directors of the Corporation shall within forty-five (45) days after receipt of said offer of sale (or within one hundred twenty (120) days after receipt if acceptance of the offer by the Corporation requires prior regulatory approval) notify the offeror in writing whether it desires to purchase the stock so offered for sale at the purchase price as hereinafter defined. In the event that the Board of Directors notifies the offeror of its acceptance of the offer for sale, said notification shall specify a date not less than five (5) nor more than fifteen (15) days after the date of such notice as the date on which the stock will be taken up and payment made therefore at the office of the Corporation. Upon the consummation of the purchase and payment of the price therefore and delivery of the cash payment hereinafter provided for, the Shareholder shall deliver to the Corporation a certificate for the stock purchased, which shall thereafter be held as Treasury Stock or shall be retired, as the Board of Directors shall direct. If the Corporation shall not purchase and pay for all of the shares so offered for sale, it shall be deemed to have rejected said offer.
Section 6.13    Involuntary Transfer - Offer to Corporation. In the event of bankruptcy, insolvency or in the event of any levy or attachment of his or her stock in the Corporation or the interest represented thereby or any right or interests therein or thereunder, such Shareholder shall be deemed to have offered his or her stock for sale to the Corporation as of the date the Corporation receives notice of such bankruptcy, insolvency, levy or attachment, whereupon the Corporation shall have the first option to purchase said shares of stock in the manner and during the time as provided in the foregoing Sections 6.11 and 6.12.
Section 6.14    Purchase Price. The term “purchase price” as used in these Bylaws shall mean the “book value” of the share or shares of stock offered for sale as determined in Section 6.15 of these Bylaws.
Section 6.15    Book Value. Except as provided below, whenever in these Bylaws the term “book value” is used, the term shall mean the book value of shares of the Corporation, determined by the net worth of the Corporation as shown on the balance sheet of the Corporation prepared for the end of the preceding semi-annual period prepared in the same manner as the balance sheet submitted in the Annual Report (F.R.Y-6) of the Corporation to the Federal Reserve System. If for valid reasons the directors of the Corporation determine that book value as above computed does not accurately measure the actual value of shares of the Corporation, by appropriate resolution the directors may establish a different book value and in so doing express the reasons for such action; provided, however, that such book value shall in no event be less than the book value as determined by the net worth of the Corporation as shown on the balance sheet of the Corporation prepared for the end of the preceding semi-annual period prepared in the same manner as the balance sheet submitted in the Annual Report (F.R.Y.-6) of the Corporation to the Federal Reserve System.

Section 6.16    Payment of Purchase Price. The purchase price to be paid by the Corporation when purchasing stock pursuant to the provisions of these Bylaws shall be payable in cash in full on the date of settlement for and delivery of the stock.
Section 6.17    Failure of Corporation to Purchase. Upon receipt of written notice of the Corporation’s refusal to purchase the share or shares offered to it for sale, or if the Corporation shall not purchase and pay for such share or shares of stock at the determined purchase price and upon the terms and conditions and within the time limitations hereinbefore prescribed, then the owner or holder of such share or shares of stock may sell or otherwise transfer the same to, and only to, the proposed transferee, at the proposed price pursuant to a bona fide offer, but if said sale or transfer be not then made, the provisions of these Bylaws shall again apply.
Section 6.18    General Intent of Restrictions on Transfer. In all cases the Corporation shall not be required to accept any offer for the sale of any share or shares of stock of the Corporation. Failure of the Corporation to purchase any share or shares of stock offered for sale and the sale or transfer thereof to any other person, firm or corporation, shall not, as to any future sale or other transfer of said share or shares of stock or of any share or shares of stock issued in lieu thereof, discharge any such share or shares of stock from any of the obligations and restrictions contained in these Bylaws, it being the intent that all restrictions herein contained and hereby imposed upon any and all sales or other transfers of shares of stock of the Corporation shall apply to all shares of stock, whensoever, howsoever or by whomsoever acquired, unless so excepted in Section 6.9, in the hands of all owners or holders, whether original shareholders or subsequent purchasers or transferees and whether acquired through the voluntary or involuntary act of a shareholder or his legal representative or by operation of law and whether a part of the first authorized issue or of any subsequent or increased issue.
Section 6.19    Endorsement on Stock Certificates. The Corporation shall endorse on the certificate or certificates of stock now held or hereafter issued while the foregoing restrictions on transfer are in force the following restrictive legend or a restrictive legend having similar wording:
“The sale or other transfer of this certificate is subject to the restrictions set out in Article VI of the Bylaws of the Corporation, which are on file at the office of the Secretary of the Corporation.”
ARTICLE VII
Fiscal Year
The fiscal year of the Corporation shall begin on the first day of January and end on the last day of December in each year.

ARTICLE VIII
Distributions
The Board of Directors may from time to time declare and the Corporation may make distributions on its outstanding shares in the manner and upon the terms and conditions provided by its Articles of Incorporation or the Iowa Business Corporation Act.
ARTICLE IX
Corporate Seal
The Corporation shall have no corporate seal.
ARTICLE X
Exculpation and Indemnification
Section 10.1    Exculpation. A director of this Corporation shall not be personally liable to the Corporation or its shareholders for monetary damages for any action taken, or any failure to take any action, as a director, except for liability for: (i) the amount of a financial benefit received by a director to which the director is not entitled; (ii) an intentional infliction of harm on the Corporation or the shareholders; (iii) a violation of Section 833 of the Iowa Business Corporation Act; or (iv) an intentional violation of criminal law. No amendment to or repeal of this Section shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal. If Iowa law is hereafter changed to permit further elimination or limitation of the liability of directors for monetary damages to the Corporation or its shareholders, then the liability of the director of this Corporation shall be eliminated or limited to the fullest extent then permitted. The directors of the Corporation have agreed to serve as directors in reliance upon the provisions of this Section.
Section 10.2    Indemnification. The Corporation shall, to the maximum extent permitted by the Iowa Business Corporation Act, indemnify each director and officer (as such terms are defined in Section 850(2) of the Iowa Business Corporation Act) against liability (as such term is defined in Section 850(5) of the Iowa Business Corporation Act) for any action taken, or any failure to take any action, as a director or officer, except liability for any of the following: (i) receipt of a financial benefit to which the director or officer is not entitled; (ii) an intentional infliction of harm on the Corporation or the shareholders; (iii) in the case of a director, a violation of Section 833 of the Iowa Business Corporation Act; or (iv) an intentional violation of criminal law. Without limiting the foregoing, the Corporation shall exercise all of its permissive powers as often as necessary to indemnify and advance expenses to its directors or officers to the fullest extent permitted by law. If the Iowa Business Corporation Act is hereafter amended to authorize broader indemnification or advancement for expenses, then the indemnification and advancement obligations of the Corporation shall be deemed amended automatically and without any further action to require indemnification and advancement for expenses of directors and officers to the fullest extent permitted by law. Any repeal or modification of this Article by the shareholders of the Corporation shall be prospective only and shall not adversely affect any indemnification or advancement obligations of the Corporation with respect to any state of facts existing at or prior to the time of such repeal or modification.
Section 10.3    Other Rights. Subject to the Iowa Business Corporation Act, the indemnification provided hereunder shall not be deemed exclusive of any other rights to which the persons indemnified may be entitled under any agreement, vote of disinterested directors or otherwise, both as to activity in such person’s official capacity and as to activity in another capacity while holding such office, and shall continue as to a person who has ceased to be a director or officer.
Section 10.4    Insurance. The Corporation, at its expense, shall have the power to purchase and maintain insurance on behalf of the Corporation and on behalf of its directors and officers against any liability asserted against such persons in their capacities as directors or officers or arising out of their status as directors or officers, whether or not the Corporation would have the power to indemnify the director or officer against such liability hereunder or under the Iowa Business Corporation Act. The Corporation’s obligation to indemnify hereunder shall be in excess of any insurance purchase and maintained by the Corporation, but such insurance shall be the primary source of satisfaction of such obligation of the Corporation. To the extent that indemnification is paid to or on behalf of a director or officer by such insurance, such payments shall be deemed to be in satisfaction of the Corporation’s obligation to indemnify such director or officer.
Section 10.5    Indemnification of Employees and Agents. The Board of Directors of the Corporation by resolution may provide indemnification by the Corporation to any employee or agent of the Corporation to the extent permitted by the Iowa Business Corporation Act.
ARTICLE XI
Voting of Shares Owned by the Corporation
Subject always to the specific directions of the Board of Directors, any shares issued by any other corporation and owned or controlled by the Corporation may be voted at any shareholders’ meeting of such other corporation by the Chief Executive Officer if present, or if absent, the President of the Corporation if present, or if absent, by any Vice President of the Corporation who may be present. Whenever, in the judgment of the Chief Executive Officer, or if absent, the President, or if absent, of any Vice President, it is desirable for the Corporation to execute a proxy or give a shareholder’s consent in respect to any shares issued by any other corporation and owned by the Corporation, such proxy or consent shall be executed in the name of the Corporation by the Chief Executive Officer, President or a Vice President of the Corporation and shall be attested by the Secretary or an Assistant Secretary of the Corporation without necessity of any authorization by the Board of Directors. Any person designated in the manner described above as the proxy of the Corporation shall have full right, power and authority to vote the shares issued by such other corporation and owned by the Corporation the same as such shares might be voted by the Corporation.

ARTICLE XII
“Deliver” or “Delivery”
“Deliver” or “delivery” includes electronic transmission. Therefore, in these bylaws, if a notice, consent, proxy or other document is required to be delivered, delivery may be made by electronic transmission, including electronic mail.
ARTICLE XIII
Electronic Transmission
Section 13.1    Definition of Electronic Transmission. “Electronic transmission” or “electronically transmitted” means any process of communication not directly involving the physical transfer of paper that is suitable for the retention, retrieval, and reproduction of information by the recipient. Notice by electronic transmission is written notice. Notices and written consents may be given by electronic transmission and as otherwise provided in Article II, Section 2.10 (Proxies). Each written consent given by electronic transmission shall contain an electronic signature of the person giving such written consent.
Section 13.2    Notice or other communications may be delivered by electronic transmission that cannot be directly reproduced in paper form by the recipient through an automated process used in conventional commercial practice only if consented to by the recipient or if all of the following apply:
(A)    The electronic transmission is otherwise retrievable in perceivable form.
(B)    The sender and the recipient have consented in writing to the use of such form of electronic transmission.
Section 13.3    Revocation of Consent. Any consent to receive notice by electronic transmission may be revoked by the person who consented by written or electronic notice to the person to whom the consent was delivered. Any such consent is also deemed revoked if all of the following apply:
(A)    The Corporation is unable to deliver two consecutive electronic transmissions given by the Corporation in accordance with such consent.
(B)    Inability to deliver two consecutive electronic transmissions becomes known to the Secretary or an assistant Secretary of the Corporation or to the transfer agent, or other person responsible for the giving of notice or other communications; provided, however, the inadvertent failure to treat such inability to deliver notices as a revocation shall not invalidate any meeting or other action.
Section 13.4    Receipt of Electronic Transmission. Unless otherwise agreed between the sender and the recipient, an electronic transmission is received when all of the following apply:
(A)    The electronic transmission enters an information processing system that the recipient has designated or uses for the purposes of receiving electronic transmissions or information of the type sent, and from which the recipient is able to retrieve the electronic transmission. Receipt of an electronic acknowledgment from such an information processing system establishes that an electronic transmission was received but, by itself, does not establish that the content sent corresponds to the content received.
(B)    The electronic transmission is in a form capable of being processed by that system.
An electronic transmission is received under this section even if no individual is aware of its receipt.
ARTICLE XIV
Amendments to bylaws
These bylaws may be amended or repealed by a majority vote of the Board of Directors or by the shareholders at any regular or special meeting; provided, however, that the shareholders may from time to time specify particular provisions of the bylaws which shall not be amended or repealed by the Board of Directors.